UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2005

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 Vaqueros Avenue

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 736-0224

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2005, the Board of Directors of ArthroCare Corporation (the “Company”) approved changes to the equity and cash compensation of its non-employee directors, effective April 1, 2005.

Effective April 1, 2005, the equity compensation of the Company’s non-employee directors shall be as follows:

•	upon election to the Board of Directors, a new director will receive an option to purchase 25,000 shares of common stock of the Company and 2,500 shares of restricted common stock of the Company; and

•	upon annual reelection to the Board of Directors, each director will receive an option to purchase 10,000 shares of common stock of the Company and 1,500 shares of restricted common stock of the Company.

Effective April 1, 2005, the cash compensation of the Company’s non-employee directors shall be as follows:

•	$25,000 annual cash retainer for the lead director;

•	$25,000 annual cash retainer for the Audit Committee Chair;

•	$20,000 annual cash retainer for the Compensation Committee Chair;

•	$15,000 annual cash retainer for the Nominating and Corporate Governance Committee Chair;

•	$10,000 annual cash retainer for each director;

•	$2,000 meeting fee for each director for each Board meeting attended in person;

•	$500 meeting fee for each director for each Board meeting attended via conference telephone which lasts for less than two hours;

•	$1,000 meeting fee for each director for each Board meeting attended via conference telephone which lasts for two or more hours; and

•	$500 per hour meeting fee for each member for any Committee meeting attended via conference telephone.

There will be no fee payable to a Committee member for the attendance of any Committee meeting that takes place in conjunction with an in person board meeting. To the extent a telephonic meeting is less than a half hour in length, it will be added together with another similar length telephonic meeting to constitute one meeting of an hour in length. Telephonic meetings which run two hours or more will be billed at $500 per hour, with only extra half hours accrued towards the next meeting.

In addition, under the new non-employee director compensation arrangement, all non-employee directors are encouraged to own shares of the Company’s common stock valued at three times the base annual cash retainer within three years of their election to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: January 10, 2005	By:	/s/ Fernando Sanchez
Fernando Sanchez
Senior Vice President and Chief Financial Officer